Exhibit 99.2

The Cronos Group S.A.
(A Société Anonyme Holding)

Annual accounts as of December 31, 2006
together with directors’ and Commissaire’s reports

5 Rue Guillaume Kroll
L-1882 Luxembourg
R.C.S Luxembourge B27 489

The Cronos Group S.A.

Directors’ report	1
Commissaire’s report	2
Balance sheets as at December 31, 2006 and 2005	3
Statements of profit and loss for the years ended December 31, 2006 and 2005	4
Notes to the annual accounts	5

5 Rue Guillaume Kroll
L-1882 Luxembourg
R.C.S Luxembourge B27 489

THE CRONOS GROUP S.A.
5 Rue Guillaume Kroll
L-1882 Luxembourg
R.C.S Luxembourge B27 489

DIRECTORS’ REPORT
For the year ended December 31, 2006

We present the Annual accounts of the Company for the year ended December 31, 2006.

On June 8, 2006, the Annual Meeting of Shareholders was held. At this meeting, the shareholders approved the re-election, as independent director, Mr. Maurice Taylor. In addition, approval was granted for the Extension of Grant of Authority to the Board of Directors to implement a common share repurchase (the “Share Repurchase Program”). In 2002 and 2003, the Company repurchased a total of 112,000 common shares under the Share Repurchase Program.

In March 2006, the Board of Directors declared a dividend of $0.07 per common share for the second quarter of 2006. This dividend was approved by shareholders at the 2006 annual meeting and was paid on July 13, 2006.

On August 3, 2006, the Board of Directors declared a dividend of $0.07 per common share for the third quarter of 2006, payable on October 13, 2006 to shareholders of record as of the close of business on September 22, 2006.

On November 9, 2006, the Board of Directors declared a dividend of $0.15 per common share. Of this, 7 cents per common share was paid on January 10, 2007, for the fourth quarter of 2006 to shareholders of record as of the close of business on December 29, 2006, and 8 cents per common share is payable on April 10, 2007, for the first quarter of 2007 to shareholders of record as of the close of business on March 23, 2007.

Cronos announced on February 28, 2007, the proposed sale of the Company’s assets to CRX Acquisition Ltd. (“CRX”), an affiliate of Fortis Bank S.A. / N.V. (“Fortis”). The Fortis group of companies includes the Company’s lead lender and its partner in a joint venture container funding program (the “Joint Venture Program”). The Company reported the proposed sale in its Form 8-K report of March 2, 2007. Consummation of the transaction requires the approval of Cronos’ shareholders, which will be sought at the Company’s 2007 annual meeting. The proxy statement for that meeting will contain detailed disclosures regarding the transaction. As proposed, the transaction consists of the sale of all of the Company’s assets to CRX and the assumption by CRX of all of the Company’s liabilities, for a cash payment of $133,700, an amount sufficient to generate a liquidating distribution to the Company’s shareholders of $16.00 per share, without interest, and subject to any required withholding of taxes. In connection with the proposed sale, the Company will submit to its shareholders a plan of liquidation, providing for the liquidation of the Company promptly after sale of its assets to CRX and CRX’s assumption of the Company’s liabilities. If approved by the Company’s shareholders, and the transaction closes, Cronos will liquidate and dissolve, and its business will be continued by CRX as a private company. The management of Cronos will continue as the management of CRX, and members of the senior management of Cronos will acquire an equity interest in the purchaser. The Company anticipates a closing of the transaction in the summer of 2007.

On behalf of the Board of Directors

Dennis J. Tietz
Chairman of the Board and Chief Executive Officer

March 29, 2007

FIDUCIAIRE PROBITAS
FIDUCIAIRE PROBITAS LOGO

Société à responsabilité limitée	146, av. Gaston Diderich
L-1420 Luxembourg

Réviseurs d’Entreprises et Experts-Comptables	Tel: (+352) 264 412 66
Fax: (+352) 45 57 72

To the Shareholders of
The Cronos Group S.A., Société Anonyme Holding
Luxembourg

REPORT OF THE “COMMISSAlRE AUX COMPTES”

In conformity with legal and statutory requirements, we are pleased to advise you that we have carried out, for the year ended December 31, 2006, the mandate of “Commissaire aux comptes” of The Cronos Group S.A., which you entrusted to us.

We have carried out our mandate based on the amended law of August 10, 1915, which does not require the “Commissaire aux comptes” to give an opinion on the annual accounts. Consequently we have not verified the annual accounts in accordance with International Standards on Auditing (ISA).

We have noted that the annual accounts of The Cronos Group S.A. at December 31, 2006, which show a balance sheet total of US$ 70,449,000 and a profit for the financial year of US$ 268,000 are in agreement with the accounting records and related documents which were provided to us.

We recommend that you approve these annual accounts.

FIDUCIAIRE PROBITAS SARL
Commissaire aux comptes

-s- STEPHANE SPEDENER

Stéphane Spedener
General Manager

Luxembourg, April 10, 2007.

THE CRONOS GROUP S.A.

BALANCE SHEETS
As of December 31, 2006 and 2005
(US dollar amounts in thousands, except per share amounts)

	Notes	2006	2005

Assets
Fixed assets
Financial assets
— shares in affiliated undertakings	2	$59,429	$41,925
— own shares	4	297	297
Current assets
Debtors	3	10,210	15,100
Cash at bank and in hand		513	548
Restricted cash		—	3,950

Total assets		$70,449	$61,820

Liabilities
Capital and reserves
Subscribed capital	4	15,356	15,040
Share premium	11	33,511	35,064
Legal reserve	6	1,832	1,832
Reserve for own shares	4	297	297
Loss brought forward	5	(1,238)	(5,233)
Profit for the year		268	3,995

Liabilities due within one year
Creditors
Other creditors	12	16,727	7,413
Accruals and deferred income		3,696	3,412

Total liabilities and shareholders’ equity		$70,449	$61,820

The accompanying notes are an integral part of these Annual accounts.

THE CRONOS GROUP S.A.

STATEMENTS OF PROFIT AND LOSS
For the years ended December 31, 2006 and 2005
(US dollar amounts in thousands, except per share amounts)

	Notes	2006	2005

Charges
Other charges		$3,652	$3,742
Taxation	7	219	104
Profit for the financial year		268	3,995

		$4,139	$7,841

Income
Income from fixed assets	8	4,139	7,841

		$4,139	$7,841

The accompanying notes are an integral part of these Annual accounts.

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005
(US dollar amounts in thousands, except per share amounts)

1	Summary of significant accounting policies

Unless the context indicates otherwise, the “Company” means The Cronos Group while “Group” means The Cronos Group together with its subsidiaries.

The Company was incorporated on February 22, 1988 as a Société Anonyme within the definition of the Luxembourg law of August 10, 1915, as amended on commerical companies for an unlimited period. It maintains its books and records in US dollars and unless otherwise stated all balances are in $000’s, except per share amounts.

The financial year of the Company runs from the first of January until the thirty-first of December of each year. In conformity with the Law of August 10, 1915, as amended, the Company establishes consolidated accounts which have to be published. Copies of the consolidated accounts may be obtained from The Cronos Group, One Front Street, Suite 925, San Francisco, CA 94111, USA.

The annual accounts are prepared in accordance with generally accepted accounting principles in Luxembourg, which include the following significant accounting policies:

a)  Format of Annual accounts

In accordance with Article 26 of the Luxembourg law of December 19, 2002, the accompanying Annual accounts have been presented with certain modifications to the prescribed legal format. The directors consider that the format adopted is the most suitable for the presentation of the Company’s operations.

Generally accepted accounting principles contemplate the continuation of the Company as a going concern and realisation of assets and settlement of liabilities and commitments in the normal course of business.

b)  Investment in affiliated undertakings

Investments in subsidiaries are stated at cost less any permanent impairment in value. Under this method, earnings of subsidiaries are recognised when, and to the extent, dividends have been received from subsidiaries.

c)  Foreign currency translation

Assets and liabilities denominated in currencies other than US Dollars have been translated at the exchange rates prevailing at the date of the balance sheet. Non-US Dollar income and expenses are translated at the rates of exchange prevailing at the date of the transaction. Exchange differences are recorded in the statement of profit and loss.

d)  Stock based compensation

Compensation expense of $239 and $95 has been recognised for the periods 2006 and 2005 respectively for stock based employee compensation.

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005 — (continued)
(US dollar amounts in thousands, except per share amounts)

2	Fixed assets

Financial assets

Investment in affiliated undertakings

	2006	2005

Acquisition cost as at the beginning of year	$41,925	$30,843
Additions	17,504	11,082

Net book value as at the end of year	$59,429	$41,925

The Company’s principal wholly owned subsidiaries were as follows:

Company	Country of incorporation	Principal activity

Cronos Containers Limited*	UK	Container leasing, management and administration
Cronos Containers N.V.*	Netherlands Antilles	Container investment manager
Cronos Capital Corp.	USA	General Partner and limited partnership administration, container investment manager
Cronos Securities Corp.	USA	Securities broking
Cronos Containers PTE Limited*	Singapore	Administration and marketing — Singapore
Cronos Containers Pty Limited*	Australia	Administration and marketing — Australia
Cronos Containers S.R.L.	Italy	Administration and marketing — Southern Europe
Cronos Containers (Hong Kong) Limited*	Hong Kong	Administration and marketing — Hong Kong and Australasia
Cronos Container Leasing GmbH	Germany	Administration and marketing — Germany
Cronos Equipment (Bermuda) Ltd*	Bermuda	Container investment
Cronos Finance (Bermuda) Ltd*	Bermuda	Container investment
C G Finance B.V.	Netherlands	Holding company and financing
Cronos Management N.V.*	Netherlands Antilles	Holding company and provision of Executive services
Cronos Containers Scandinavia AB	Sweden	Holding company and Intermodal equipment management
Intermodal Leasing AB	Sweden	Intermodal equipment management
Cronos Containers (Cayman) Ltd.*	Cayman Islands	Container investment manager
Cronos Holdings Investments Inc.*	USA	Holding company
CF Leasing Limited	Bermuda	50% owned container investment joint venture company

* Denotes companies owned directly by the Company.

In the opinion of the directors, there is no permanent diminution in value of the fixed asset investments and consequently, no diminution in value has been made.

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005 — (continued)
(US dollar amounts in thousands, except per share amounts)

3	Debtors

The debtors balance comprises the following:

	2006	2005

Amounts owed by subsidiaries (due between one and five years)	$8,810	$13,426
Interim dividends declared	1,319	1,554
Other	81	120

	$10,210	$15,100

4	Subscribed capital

	2006	2005

Authorised:
25,000,000 ordinary shares of $2 each	$50,000	$50,000

The common shares of the Company began to be publicly traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) following the Company’s initial public offering on December 13, 1995.

Common shares outstanding	2006	2005

At beginning of year	7,519,959	7,381,349
New common shares issued	158,114	138,610

At the end of the year	7,678,073	7,519,959

On December 11, 1998, an option to purchase 300,000 common shares was granted to the chief executive officer on his appointment (see Note 10).

On June 3, 1999, the 1999 stock option plan (the “Plan”) was approved by the Board of Directors. The Plan authorized the issuance of 500,000 common shares to key employees (see Note 10). In 2005, 40,000 shares were issued under the Plan.

In August 1999, the Company issued an additional 300,000 common shares and warrants to purchase 200,000 common shares in connection with the Group’s refinancing of approximately $47,800 of its short-term and other indebtedness. The warrants were exercisable at $4.41 per share and were due to expire on the date that the amount borrowed under the associated refinancing was repaid. Using a Black Scholes model, the fair value of the warrant was determined to be $246 and was credited to additional paid-in capital. The corresponding debt discount was deferred and was amortized over the life of the associated refinancing using the interest method. The warrants were cancelled in February 2005.

On October 29, 1999, a shareholder rights plan (the “Rights Plan”) was adopted. Under the Rights Plan, one common share purchase right was distributed as a dividend on each share of the Company’s common shares as of the close of business on October 25, 1999. The rights will be attached to and trade with all certificates representing common shares. The rights expire on October 28, 2009, and are redeemable by the Company at any time prior to this date. The rights will only be exercisable on the acquisition by any person or related group of persons of 20% or more of the Company’s common shares. The rights entitle the holder, with the exception of the acquiring person or group, to purchase a specified number of the Company’s common shares for 50% of their market value at that time. The rights will not be triggered if the Company’s Board of Directors has previously approved such an acquisition.

On January 10, 2001, the non-employee director’s equity plan (the “Equity Plan”) was approved by the shareholders. The Equity Plan authorized the issuance of 275,000 common shares to non-employee directors (see

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005 — (continued)
(US dollar amounts in thousands, except per share amounts)

4	Subscribed capital (continued)

Note 10). During the years ended December 2006 and 2005, 17,114 and 98,610 shares, respectively, were issued under the Equity Plan.

In December 2002, 12,000 shares were repurchased under the share repurchase plan at $3.10 per share. In August 2003, 100,000 outstanding common shares were repurchased from a single shareholder of the Company at a purchase price of $2.60 per share, or $260 in the aggregate. At the annual meeting of shareholders of the Company held in June 2006, the shareholders approved an extension of the grant of authority to the Board to repurchase common shares both in the open market and through privately-negotiated transactions. The approval of the grant of authority was extended until December 1, 2007. The cost of the treasury shares has been disclosed separately as a deduction within shareholders’ equity.

In December 2004, the Company retired 500 shares that were issued under the 2002 employee stock grant. The shares had been held by employees who had left the employment of the Group prior to the full vesting of the stock grant (see Note 10).

On June 9, 2005, the 2005 equity incentive plan (the “Equity Incentive Plan”) was approved at the annual meeting of shareholders. The Equity Incentive Plan authorizes the issuance of up to 300,000 common shares, par value $2.00, that may be issued by the Company as non-vested shares or upon the settlement of director’s stock units. During the years ended December 31, 2006 and 2005, 48,600 and 37,000 non-vested shares were granted by the Company. 6,000 of these shares became fully vested during the year.

The notarial meetings notarising the increases in share capital were held on August 10, 2006 for increases between December 1, 2002 and June 15, 2006 and increases in share capital from July 25, 2006 to July 31, 2006 on September 7, 2006.

Excluding 112,000 common shares repurchased by the Company, 7,566,073 of common shares outstanding rank equally in respect of shareholder rights.

5	Loss brought forward

	2006	2005

Loss brought forward at beginning of year	$(5,233)	$(6,965)
Allocation of preceding year profit / (loss)	3,995	1,732

Loss carried forward at end of year	$(1,238)	$(5,233)

6	Legal reserve

The legal reserve comprises:

	2006	2005

Brought forward	$1,832	$1,832

Carried forward	$1,832	$1,832

In accordance with Luxembourg company law, the Company is required to appropriate a minimum of 5% of the net profit after tax for the year to a legal reserve until the balance of such reserve is equal to 10% of the issued share capital. The legal reserve is not available for distribution to shareholders, except upon the dissolution of the Company.

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005 — (continued)
(US dollar amounts in thousands, except per share amounts)

7	Taxes

As a Luxembourg holding company, the Company is subject to an annual subscription tax which is currently 0.2%, payable quarterly, based on the estimated value of its outstanding shares as of the beginning of the year. The determination of share value for purposes of calculating the annual subscription tax is subject to change and is influenced by the price at which the shares trade, the level of dividend payments, and other factors.

8	Income

Income comprises:

	2006	2005

Costs recharged to subsidiaries	$45	$—
Interest income from intercompany receivables	620	586
Dividends received from subsidiaries	3,474	7,255

	$4,139	$7,841

9	Guarantees, commitments and contingencies

i. Commitments

At December 31, 2006, the Group had outstanding orders to purchase $37,704 of container equipment.

ii. Parent Guarantee of debt and capital lease facilities

The Company has provided parent company guarantees against all of the outstanding debt and capital lease facilities of its wholly owned subsidiaries at December 31, 2006. The guarantees provide that, in the event of a default by the subsidiary, the Company will pay all amounts due under the agreements as they fall due. The guarantees will expire on various dates through 2016. Based on December 31, 2006 interest rates, the maximum potential amount of future payments for the guaranteed debt and capital lease facilities is $116,698. The debt and capital lease facilities are secured by container equipment. At December 31, 2006 and 2005, the cost of the collateralised equipment was $169,104 and $166,544, respectively. The Group receives free and clear title to the collateralised container equipment once all payments due under a facility have been made. In the event that the Group cannot make the guaranteed payments, the financial institutions are entitled to recover the collateralised equipment and either use the related cash flows or sell the equipment and take the sales proceeds to discharge outstanding obligations of the Company. The Company considers that the cash flows and / or sales proceeds generated by the collateralised equipment would be sufficient to cover outstanding obligations.

iii. Parent Guarantee under Agreements with Private Container Programs

The Company has provided parent guarantees for certain Agreements between wholly-owned subsidiaries of the Company and Private Container Programs. The Agreements are in the form of a master lease and provide that the subsidiary companies make payments to the Private Container Programs based on rentals collected after deducting direct operating expenses and the income earned by the subsidiary company for managing the containers. The subsidiary company is not liable to make payments to the Private Container Program if the containers are not placed on a lease or if a lessee fails to pay the lease rentals.

At each financial statement date, the amounts due under the Agreements are recorded as a liability and disclosed under amounts payable to Managed Container Programs. The amount payable at December 31, 2006, was $3,690. The terms of the guarantees generally obligate the Company to ensure payments and other obligations of the subsidiary companies are performed on a timely basis and in accordance with the terms of the Agreement.

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005 — (continued)
(US dollar amounts in thousands, except per share amounts)

9	Guarantees, commitments and contingencies (continued)

The Agreements with the Private Container Programs expire between 2007 and 2015. Should a default occur, the Company would be required to make the contracted payments on behalf of the subsidiary companies over the remaining term of the Agreements or until such time as the default was remedied. Based on the $2,103 earned by the Private Container Programs for the fourth quarter of 2006, the Company estimates that the maximum amount of future payments for rentals collected after deducting direct operating expenses and the income earned for managing the containers would be $23,370. The fair value of the estimated amount of maximum future payments is $20,429.

iv. Guarantees under fixed non-cancellable operating leases

Certain subsidiaries of the Group have fixed operating lease Agreements for container equipment with Private Container Programs. The Company has provided parent company guarantees for the $14,031 of minimum future lease payments outstanding under these Agreements at December 31, 2006. The Agreements provide that, in the event of a default by the subsidiary, the Company will pay all amounts due under the Agreements as they fall due. The Agreements contain purchase options which allow the Group to acquire the containers after a period of ten years.

v. Agreements with Private Container Programs — early termination options

Approximately 53% (based on original equipment cost) of the Agreements with Private Container Programs contain early termination options, whereby the container owner may terminate the Agreement if certain performance thresholds are not achieved. At December 31, 2006, approximately 39% (based on original equipment cost) of total Agreements with Private Container Programs were eligible for early termination. On January 8, 2007 one of the Private Container Programs, representing 6% (based on original equipment cost) of total Agreements with Private Container Programs, notified the Group that it was terminating its Agreement as certain performance thresholds had not been achieved. This early termination will have no material impact on the operations, cash flows or net assets of the Group. Cronos believes that early termination of the remaining 33% of eligible Agreements by the Private Container Programs is unlikely.

vi. Agreements with Private Container Programs — change of control provisions

Approximately 41% (based on original equipment cost) of the containers subject to Agreements with Private Container Programs provide that a change in ownership of the Group, without the prior consent of the container owner, may constitute an event of default under the Agreement. In substantially all of these Agreements, the consent of the container owners may not be unreasonably withheld. In the event that consent is not obtained, the container owners may require the Group to transfer possession of 35% of the containers under management to another equipment manager. Such transfer of possession may result in the Group incurring certain costs. The remaining 6% of total Agreements can elect for the Group to purchase the equipment pursuant to the terms of their respective Agreements, generally at a stipulated percentage (determined by age of the equipment) of the original cost of the equipment.

vii. Joint Venture Program — change of control provisions

Under the operative documents governing the Joint Venture Program, certain changes in control of the Group constitute an event of default, permitting the lenders to the Joint Venture Program to accelerate repayment of the Joint Venture Program’s indebtedness. In addition, whether or not a change of control constitutes an event of default, one of the agreements governing the Joint Venture Program provides that upon a change in control of the Group, the parent of the Group’s joint venture partner (and lead lender to the Joint Venture Program) may cause the Group to purchase the container assets of the Joint Venture Program at a purchase price equal to their book value plus a premium of 10%, and to purchase all other assets of the Joint Venture Program at their book value. In addition,

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005 — (continued)
(US dollar amounts in thousands, except per share amounts)

9	Guarantees, commitments and contingencies (continued)

at the election of the parent of the Group’s joint venture partner (and lead lender), the parent may cause the Joint Venture Program to repay, in full, the Joint Ventures Program’s outstanding indebtedness.

viii.     TOEMT

From the 1980s through early 2005, the Company, through two subsidiaries, managed containers for Transocean Equipment Manufacturing and Trading Limited (“TOEMT (UK)”), an English company. A separate company by the same name was registered in the Isle of Man (“TOEMT (Isle of Man)”). Both TOEMTs are in liquidation in England, represented by the same liquidator. On December 13, 2004, the liquidator filed his “ordinary application” (in the nature of a complaint) in the High Court of Justice, Chancery Division, Companies Court, London, against the Company and Cronos Containers N.V. (“CNV”) and Cronos Containers (Cayman) Limited (“CAY”) (collectively the “Respondents”). See the report on Form 8-K filed by the Company on January 13, 2005.

By its 8-K report dated March 21, 2006, the Company reported its purchase of the claims of the two identified creditors of both TOEMTs. The Company reported at that time that, with the purchase of the claims of the only known creditors of both TOEMTs, the Company intended to pursue an end to the litigation brought by the TOEMT liquidator against the Respondents.

On June 27, 2006, the Respondents settled the TOEMT litigation. Pursuant to the settlement, the liquidator agreed to discontinue the litigation he had brought against the Respondents and to release any and all claims asserted therein and any and all additional claims that he might have against the Respondents and their affiliates. Respondents agreed to make a final payment to the liquidator of £225 (at then current exchange rates, approximately $409).

As part of the settlement, the TOEMT liquidator withdrew his claims against the acknowledged creditors of TOEMT (UK) — MKB Bank Rt. (“MKB”). With the withdrawal of his claims against MKB, MKB cancelled a guarantee issued by CNV in favor of MKB in the amount $435.

The liquidator of the two TOEMTs “discontinued” (i.e., dismissed) the proceedings brought by him against the Respondents by his notices of discontinuance filed with the High Court of Justice on June 27, 2006. The Group discharged its obligation to make a final payment to the liquidator on June 30, 2006, and the guarantee issued by CNV in favor of MKB was cancelled on June 28, 2006.

Under the settlement, the liquidator agreed to proceed with the orderly and prompt closure of the liquidations of the two TOEMTs.

In December 2005, the Group recorded a charge of $4.1 million equal to the fair value of the costs associated with purchase of the TOEMT creditors’ claims, the related guarantee and the estimated costs of establishing the position of the Group as the sole creditor of the two TOEMTs. A further $0.6 million of costs were incurred in the first half of 2006 with regard to the settlement of the litigation. In the first six months of 2006, the Group made payments totalling $4.7 million in this regard.

ix.    Legal complaint

As the Company reported in its Form 8-K report dated March 2, 2007, an action titled Alan Kahn v. Dennis J. Tietz et. al. was filed in the Superior Court of the State of California in and for the County of San Francisco against the Company, the members of the Company’s board of directors, and CRX in connection with a proposed transaction for the sale of the Company’s assets (see Note 13).

The complaint alleges that the Company and its directors breached their fiduciary duties to the plaintiff and the other public shareholders of the Company, including their duties of loyalty, good faith, and independence, by entering into an asset purchase agreement, dated as of February 28, 2007, with CRX and FB Transportation Capital LLC.

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005 — (continued)
(US dollar amounts in thousands, except per share amounts)

9	Guarantees, commitments and contingencies (continued)

The plaintiff alleges that CRX aided and abetted the other defendants’ wrongdoing. The complaint is brought on behalf of the plaintiff and purportedly on behalf of the other public shareholders of the Company. The plaintiff seeks class certification and certain forms of equitable relief, including enjoining the consummation of the proposed transaction, rescissionary damages, and an accounting by the defendants of all profits and special benefits received by them as a result of their alleged wrongful conduct.

The defendants believe that the allegations of the complaint are without merit and intend to vigorously contest the action. There can be no assurance, however, that the defendants will be successful in the defense of the action. It is not possible to estimate the possible losses that could arise were the action to be successful.

10	Stock Based Compensation

Stock-based compensation comprises:

a) Stock Options

i. Summary of Stock Option Activity under all Plans

	For the years ended December 31,
	2006		2005		2004
		Weighted		Weighted		Weighted
		average		average		average
	Share	exercise	Share	exercise	Share	exercise
	options	price	options	price	options	price

Outstanding on January 1	902,504	$4.741	980,504	$4.732	980,504	$4.732
Granted	—	—	—	—	—	—
Exercised	(147,126)	$5.041	(78,000)	$4.591	—	—

Outstanding on December 31	755,378	$4.683	902,504	$4.741	980,504	$4.732

Exercisable on December 31	755,378	$4.683	902,000	$4.74	913,918	$4.73

The total intrinsic value of shares exercised in the years ended December 31, 2006, 2005 and 2004, was $1,001, $527 and $0, respectively. There was no material vesting of share options in 2006.

For fully vested share options at December 31, 2006, the exercise prices ranged from $3.58 to $5.25, the aggregate intrinsic value was $8,209 and the weighted average remaining contractual life was 3 years.

Total stock based compensation expense of $nil, $nil and $3 was recognised for the years ending December 31, 2006, 2005 and 2004, respectively. There was no related tax benefit recognized during any of these years. Aggregate amounts of $717, $357 and $0 were received on the exercise of options in the years ending on December 31, 2006, 2005 and 2004, respectively.

ii. 1998 stock option

In December 1998, the Company granted the chief executive officer of the Company, on his appointment, the option to acquire 300,000 common shares in the Company. The term of the option is ten years, and may be exercised, in whole or in part, at any time from the date of grant at an exercise price of $4.375 per share. If the option is exercised, payment for shares is to be made by cash, the surrender of the Company’s common shares already owned by the employee (valued at their fair market value on the date of the surrender), or an alternate form of payment as may be approved by the Company’s Compensation Committee (the “Committee”). The number and price of shares subject

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005 — (continued)
(US dollar amounts in thousands, except per share amounts)

10	Stock Based Compensation (continued)

to the option will be adjusted in the event of any stock split, declaration of a stock dividend, or like changes in the capital stock of the Company. These options are fully vested.

iii. 1999 stock option plan

The Plan authorized the issuance of 500,000 common shares and permitted the Company to award to key employees incentive options and non-qualified stock options. The number of shares may be adjusted in the event of any subdivision of the outstanding shares of the common shares of the Company, the declaration of a stock dividend or like events. A total of 500,000 options were granted under the Plan and the exercise price of each option was $4.875. The exercise price of a stock option may be paid in cash or previously owned stock or both. The options vested and became exercisable at the rate of 25% per year on the first four anniversary dates of the grant. The options became fully vested on January 10, 2005. The term of each option is ten years.

iv. The non-employee directors equity plan

The non-employee directors have participated in the Equity Plan in two ways: by electing to receive, in lieu of the cash compensation otherwise payable to the non-employee director, an award of “Director’s Stock Units”, and through the receipt of options (“Director’s Options”) to acquire common shares of the Company. A Director’s Stock Unit is defined as the equivalent of one common share of the Company. The Equity Plan was approved in 2000, when a total of 275,000 common shares were made available for issuance under the Equity Plan, both to supply shares for the settlement of Director’s Stock Units into common shares of the Company and for issuance upon the exercise of Director’s Options.

A total of 274,998 Director’s Stock Units and Director’s Options have been issued under the Equity Plan. They may be exercised / converted within 10 years of the grant date. They vest and become exercisable / convertible over three years, with one third becoming exercisable / convertible on each of the first three anniversary dates following the date of the grant. All Director’s Stock Units and Director’s Options became fully vested on January 10, 2006.

The fair value of the Director’s Stock Units was calculated by multiplying the price of a share of stock of the Company on the date of grant (being the observable market value of the shares on the date of grant) by the number of units granted. The exercise price of each Director’s Option equals the average of the fair market value of the common shares for the twenty trading days immediately preceding the date of grant of the Director’s Options.

At December 31, 2006 the weighted average remaining contractual life of the Director’s Stock Units was 5.8 years.

The summary of activity in Director’s Options is included in section (i) of this Note. The summary of activity in Director’s Stock Units is shown in the following table.

	For the years ended December 31,
	2006		2005		2004
		Weighted		Weighted		Weighted
		average		average		average
	Director’s	grant date	Director’s	grant date	Director’s	grant date
	stock	fair	stock	fair	stock	fair
	units	value	units	value	units	value

Outstanding on January 1	24,115	$3.47	84,725	$4.00	94,494	$4.09
Granted	—	—	—	—	—	—
Converted	(9,988)	$3.34	(60,610)	$4.21	(9,769)	$4.88

Outstanding on December 31	14,127	$3.56	24,115	$3.47	84,725	$.00

Convertible on December 31	14,127	$3.56	24,115	$3.47	19,288	$4.89

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005 — (continued)
(US dollar amounts in thousands, except per share amounts)

10	Stock Based Compensation (continued)

The intrinsic value of Director’s Stock Units converted in the years ended December 31, 2006, 2005 and 2004, was $92, $463 and $40, respectively. At December 31, 2006, the intrinsic value of convertible stock units, was $169 and the remaining weighted average contractual life was 6 years. There was no compensation cost recognized for Director’s Stock Units in any of the years presented.

b) Stock appreciation rights

On October 13, 1999, the Board resolved to grant stock appreciation rights (“SARs”) to a key executive of 200,000 share units. A SAR is defined as the equivalent of one common share of the Company. The grant of the SARs entitles the grantee to receive cash payments from the Company as provided for in the SAR agreement. The SARs were granted at a grant price of $4.375 per SAR. As of the date of the award, the closing price of the Company’s common shares was $4.875 per share. The SARs became fully vested in October 2002. The SARs expire on October 12, 2009.

The compensation expense incurred in respect of SARs is estimated using the price of the Company’s common shares on the balance sheet date as a surrogate for the price on the date of exercise. A liability is created for the estimated compensation expense and is adjusted up or down at each balance sheet date for changes in the price of the Company’s stock. Compensation expense of $590, $456 and $1,085 was recognized for the years ended December 31, 2006, 2005 and 2004, respectively. The intrinsic value of the SARs at December 31, 2006, was $2,235. No SARs have been redeemed since the original grant.

c) Stock Grant

The purpose of the Company’s restricted stock grants, under which a total of 8,000 Cronos shares have been authorized for grant, is to increase the number of shareholders of the Company and to further align the interests of the grantees with the interests of the shareholders of the Company. In December 2002, a total of 7,500 shares were granted to eligible employees of the Company and its subsidiaries. The grant vested upon the second anniversary of the grant and became fully vested in December 2004. No cash payment was required of the grantees for the shares and, once vested, the shares were no longer subject to forfeiture. A grantee was entitled to all rights of a shareholder of the Company during the time the shares are subject to forfeiture. The fair value of the grant was determined to be $21 calculated at $2.80 per share, being the market value of the shares on the date of the grant. Approximately $10 was amortized to income in the year ended December 31, 2004.

d) 2005 equity incentive plan

On June 9, 2005, the Equity Incentive Plan was approved at the annual meeting of shareholders. The Equity Incentive Plan authorizes the issuance of up to 300,000 common shares, par value $2.00, that may be issued by the Company as non-vested shares or upon the settlement of director’s stock units. No additional awards may be made under the plan after June 2012.

The fair value of non-vested shares and director stock units is calculated by multiplying the price of a share of stock of the Company on the date of grant (being the observable market value of the shares on the date of grant) by the number of shares or director stock units granted.

i. Non vested shares

Non-vested shares granted to employees vest on the fourth anniversary of the date of grant. Non-vested shares granted to non-employee directors vest on the business day preceding the next annual meeting of shareholders of the Company at which the term of the respective non-employee directors is to expire. The holder of non-vested shares is not entitled to cash dividends and does not acquire voting rights until the non-vested shares have vested.

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005 — (continued)
(US dollar amounts in thousands, except per share amounts)

10	Stock Based Compensation (continued)

Compensation expense of $239 and $94 was recognised for non-vested shares for the years ended December 31, 2006 and 2005, respectively. The total compensation cost related to non-vested shares not yet recognized was $705 at December 31, 2006. This will be recognized over a weighted average period of 3 years.

Summary of non-vested shares

	2006			2005
		Weighted			Weighted
		average			average
		grant date	Total		grant date	Total
		fair	fair		fair	fair
	Shares	value	value	Shares	value	value

Outstanding on January 1	37,000	$11.07	$410	—	$—	$—
Granted	48,600	12.92	628	37,000	11.07	410
Vested	(6,000)	11.07	(67)	—	—	—

Outstanding on December 31	79,600	$12.20	$971	37,000	$11.07	$410

At December 31, 2006, the intrinsic value of the 79,600 outstanding non-vested shares was $1,238.

ii. Director’s stock units

A director’s stock unit (“2005 Director’s Stock Unit) is defined as the equivalent of one common share of the Company. A non-employee director may elect to receive 2005 Director’s Stock Units in lieu of cash compensation payable for services rendered to the Company in their capacity as a director. The quantity of 2005 Director Stock Units awarded in lieu of the cash compensation is calculated by multiplying one hundred and twenty five per cent (125%) by the amount of cash compensation payable and dividing the resultant product by the average fair market value of a share of stock of the Company for the 20 trading days preceding the date on which the cash compensation would have been payable the non-employee director.

The 2005 Director’s Stock Units awarded to non-employee directors vest on the business day preceding the next annual meeting of shareholders of the Company at which the term of the respective non-employee directors is to expire.

A total of 11,927 units with a weighted average grant date fair value of $12.35 were awarded to non-employee directors in 2006. No 2005 Director’s Stock Units vested, expired or were forfeited during 2006 and there were 11,927 units outstanding at December 31, 2006. The units will vest over a weighted average period of 2 years. Compensation expense of $147 was recognized during the year ended December 31, 2006, representing the grant date fair market value of the director stock units.

At December 31, 2006, the intrinsic value of the 11,927 outstanding 2005 Director’s Stock Units was $133.

11	Shareholders equity

i) Share premium

Share premium represents additional paid-in capital.

The reported amount of shareholders’ equity comprises statutory capital under Luxembourg law. This differs from the consolidated Group Annual accounts, which are prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and include amounts in respect of additional paid-in capital, which do not constitute statutory capital under Luxembourg law.

THE CRONOS GROUP S.A.

NOTES TO THE ANNUAL ACCOUNTS AS OF DECEMBER 31, 2006 AND 2005 — (continued)
(US dollar amounts in thousands, except per share amounts)

11	Shareholders equity (continued)

A reconciliation of the statutory company Annual accounts to the consolidated Group Annual accounts is shown below.

	2006	2005

Additional paid-in capital:
As stated in the statutory company Annual accounts	$33,511	$35,064
Dividend paid out of additional paid-in-capital	(1,319)	(1,554)
Additional paid-in surplus recognised under US GAAP	10,000	10,000
Reserve for own shares	297	297

As stated in the consolidated Group Annual accounts	$42,489	$43,807

ii) Other comprehensive income

The 2006 consolidated Group Annual accounts include other comprehensive income of $605 (2005: $880) within shareholders’ equity in accordance with US GAAP. This does not constitute statutory capital under Luxembourg law.

12	Other creditors

Other creditors comprises amounts owed to affiliated undertakings, as follows:

	2006	2005

Promissory note	$7,300	$7,300
Cost recharges	287	68
Interest payable	92	17
Outstanding equity contributions	9,000	—
Other payables	48	28

Carried forward	$16,727	$7,413

All amounts are due within one year.

13	Subsequent events

Cronos announced on February 28, 2007, the proposed sale of the Company’s assets to CRX Acquisition Ltd. (“CRX”), an affiliate of Fortis Bank S.A. / N.V. (“Fortis”). The Fortis group of companies includes the Company’s lead lender and its partner in a joint venture container funding program (the “Joint Venture Program”). The Company reported the proposed sale in its Form 8-K report of March 2, 2007. Consummation of the transaction requires the approval of Cronos’ shareholders, which will be sought at the Company’s 2007 annual meeting. The proxy statement for that meeting will contain detailed disclosures regarding the transaction. As proposed, the transaction consists of the sale of all of the Company’s assets to CRX and the assumption by CRX of all of the Company’s liabilities, for a cash payment of $133,700, an amount sufficient to generate a liquidating distribution to the Company’s shareholders of $16.00 per share, without interest, and subject to any required withholding of taxes. In connection with the proposed sale, the Company will submit to its shareholders a plan of liquidation, providing for the liquidation of the Company promptly after sale of its assets to CRX and CRX’s assumption of the Company’s liabilities. If approved by the Company’s shareholders, and the transaction closes, Cronos will liquidate and dissolve, and its business will be continued by CRX as a private company. The management of Cronos will continue as the management of CRX, and members of the senior management of Cronos will acquire an equity interest in the purchaser. The Company anticipates a closing of the transaction in the summer of 2007.